Exhibit 21.1

SIGNIFICANT DIRECT AND INDIRECT SUBSIDIARIES OF

HOME LOAN SERVICING SOLUTIONS, LTD.

Name	State or Other Jurisdiction of Organization
HLSS Holdings, LLC	Delaware
HLSS Management, LLC	Delaware